DIRECTOR NOMINATION AGREEMENT
THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of April 22, 2016 (the “Effective Date”) by and among Swift Energy Company, a Delaware corporation (the “Company”), and each of the other parties identified on the signature pages hereto (collectively, the “Consenting Noteholders”).
RECITALS
WHEREAS, on December 31, 2015, the Company and certain of its subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, and subsequently submitted that certain Joint Plan of Reorganization (the “Plan”), which as amended, was confirmed by the United States Bankruptcy Court for the district of Delaware on March 31, 2016; and

WHEREAS, in connection with the Plan, the Company and the Consenting Noteholders desire to set forth certain understandings among such parties, including with respect to certain corporate governance matters.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” of a specified Person is a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.
“Board” means the Board of Directors of the Company.
“Bylaws” means the bylaws of the Company, dated April 22, 2016, as amended or restated from time to time.
“Certificate of Incorporation” means the certificate of incorporation of the Company, dated April 22, 2016, as amended or restated from time to time.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” has the meaning set forth in the preamble to this Agreement.

“Consenting Noteholders” has the meaning set forth in the preamble to this Agreement. For the avoidance of doubt, unless expressly specified otherwise, the term “Consenting Noteholders” includes SVP.
“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.
“Designated Directors” means, collectively, the SVP Designated Directors and the Noteholder Designated Directors.
“Effective Date” has the meaning set forth in Section 3.1 of this Agreement.
“Equity Percentage” means, for any Person, the percentage produced by dividing the number of shares of Common Stock owned by such Person by the total number of shares of Common Stock that are outstanding at such time; provided, that, any Common Stock issued or issuable upon exercise of the Warrants shall be excluded from the numerator and denominator of this calculation.
“Necessary Action” means all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause the Board to be composed in accordance with this Agreement, including, to the extent applicable, (i) including each Designated Director in the Board’s slate of nominees to the stockholders for each election of directors, (ii) including each Designated Director in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board, (iii) not nominating any candidate for the slate of nominees for each election of directors that is not a Designated Director, (iv) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (v) executing agreements and instruments and (vi) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.
“Noteholder Designated Directors” has the meaning set forth in Section 2.2(a)(iii) of this Agreement.
“Noteholder Entities” has the meaning set forth in Section 2.2(a)(iii) of this Agreement.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.
“Plan” has the meaning set forth in the preamble to this Agreement.
“Proceeding” has the meaning set forth in Section 4.7 of this Agreement.
“Selected Courts” has the meaning set forth in Section 4.7 of this Agreement.
“SVP” means Strategic Value Partners, LLC, a Delaware limited liability company.

“SVP Designated Directors” has the meaning set forth in Section 2.2(a)(ii) of this Agreement.
“SVP Entities” has the meaning set forth in Section 2.2(a)(ii) of this Agreement.
“Warrants” means the warrants issued pursuant to and as defined in the Plan.
Section 1.2    Rules of Construction. Unless the context otherwise requires:
(a)    References in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;
(b)    References to Articles and Sections shall refer to articles and sections of this Agreement, unless otherwise specified;
(c)    The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;
(d)    This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted; and
(e)    References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified.
ARTICLE II
GOVERNANCE MATTERS
Section 2.1    Initial Board Designees.
(a)    At the Effective Date, the Company and the Consenting Noteholders shall take all Necessary Action to cause the initial Board to consist of seven (7) members as follows:
(i)    the Chief Executive Officer of the Company, which shall be Terry E. Swift;
(ii)    two directors designated by SVP, which shall be Peter Kirchof and David Geenberg;
(iii)    two directors designated by the Consenting Noteholders (excluding SVP), which shall be Gabe Ellisor and Charles Wampler; and
(iv)    one independent director which shall be Michael Duginski, and one vacancy which shall be filled within 30 days after the Effective Date in accordance with the Certificate of Incorporation (and which will be the Chairman).
Michael Duginski and Peter Kirchof shall serve as Class I Directors (as defined in the Certificate of Incorporation) with an initial term which will expire at the first annual meeting of the stockholders of the Company held after the Effective Date; Gabe Ellisor and Charles Wampler shall serve as Class II Directors (as defined in the Certificate of Incorporation) with an initial term which will expire at the second annual meeting of the stockholders of the Company held after the Effective Date; and Terry E. Swift, David Geenberg and the director who fills the initial vacancy shall serve as Class III Directors (as defined in the Certificate of Incorporation) with an initial term which shall expire at the third annual meeting of the stockholders of the Company held after the Effective Date.
For purposes of this Section 2.1 and Section 2.2 below, references to “designated by the Consenting Noteholders” shall refer to such designation made by the Consenting Noteholders holding the majority of the outstanding Common Stock held by the Consenting Noteholders in the aggregate.
Section 2.2    Subsequent Board Designees.
(a)    Following the expiration of the initial terms stated in Section 2.1, the Company and the Consenting Noteholders shall take all Necessary Action to cause the Board to consist of seven (7) members as follows:
(i)    the Chief Executive Officer of the Company, which shall be a Class III Director;
(ii)    two nominees designated by SVP (the “SVP Designated Directors”), which shall be one Class I Director and one Class III Director; provided, that (A) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III Director, at such time as SVP and its Affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively Beneficially Own Common Stock representing an Equity Percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their Equity Percentage, and (B) SVP shall permanently, and despite any later increase in their Equity Percentage, no longer be entitled to designate a nominee pursuant to this Section 2.2(a)(ii) at such time as the SVP Entities collectively Beneficially Own Common Stock representing an Equity Percentage of less than 8%;
(iii)    two nominees designated by the Consenting Noteholders (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director) (the “Noteholder Designated Directors”), which shall be two Class II Directors; provided, that (A) the number of nominees designated by such Consenting Noteholders shall be reduced to one director, which shall be a Class II Director, at such time as such Consenting Noteholders and their Affiliates (the “Noteholder Entities”) collectively Beneficially Own Common Stock representing an Equity Percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their Equity Percentage, and (B) except as set forth in clause (iv) below, such Consenting Noteholders shall permanently, and despite any later increase in their Equity Percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively Beneficially Own Common Stock representing an Equity Percentage of less than 8%;
(iv)    for the purposes of calculating the Equity Percentage in clauses (A) and (B) of Section 2.2(a)(iii), with respect to SVP’s ownership, the Equity Percentage shall only include the portion of SVP’s Equity Percentage that exceeds 15% up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the Equity Percentage calculations in clauses (A) and (B) of Section 2.2(a)(iii). For the purposes of Section 2.2(a)(iii), the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the Equity Percentage ownership threshold in clause (B) of Section 2.2(a)(iii) is satisfied; and

(v)    one independent director and one additional director (which will be the Chairman) nominated by the Strategy, Nominating and Governance Committee of the Board, which shall be a Class I Director and a Class III Director.
(b)    To exercise the rights contemplated by Section 2.2(a), the Consenting Noteholders will be required to present to the Board reasonably satisfactory evidence of their share ownership.
(c)    So long as SVP is entitled to designate a nominee pursuant to Section 2.2(a)(ii), SVP shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company. Should a director designated by SVP be removed for any reason, whether by SVP or otherwise in accordance with the Certificate of Incorporation and the Bylaws, SVP shall be entitled to designate an individual to fill the vacancy created by such removal so long as SVP is entitled to designate a nominee pursuant to Section 2.2(a)(ii) on the date of such replacement designation.
(d)    So long as the Consenting Noteholders are entitled to designate a nominee pursuant to Section 2.2(a)(iii), the Consenting Noteholders holding the majority of the outstanding Common Stock held by the Consenting Noteholders entitled to make such designation in Section 2.2(a)(iii) in the aggregate shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company. Should a director designated by the Consenting Noteholders be removed for any reason, whether by the Consenting Noteholders or otherwise in accordance with the Certificate of Incorporation and the Bylaws, the Consenting Noteholders shall be entitled to designate an individual to fill the vacancy created by such removal so long as the Consenting Noteholders are entitled to designate a nominee pursuant to Section 2.2(a)(iii) on the date of such replacement designation. For purposes of this Section 2.2(d), references to “Consenting Noteholders” shall refer to the Consenting Noteholders excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director.
(e)    In connection with the required resignation of any director appointed by a Consenting Noteholder pursuant to this Section 2.2, such director may tender his or her resignation in advance of the date on which such resignation is required pursuant to this Section 2.2 and the Board shall have the right to decline to accept such resignation, in which case such director shall continue to serve on the Board until the earlier of his or her subsequent resignation, death or removal. Notwithstanding the foregoing, any director appointed by a Consenting Noteholder pursuant to this Section 2.2 may elect to have his or her resignation be effective immediately upon tender.
(f)    If a Designated Director is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, SVP and/or the Consenting Noteholders, as applicable, shall be entitled to designate promptly another nominee and the director position for which the original Designated Director was nominated shall not be filled pending such designation.
Section 2.3    Restrictions on Other Agreements. No Consenting Noteholder shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or arrangements are with other Consenting Noteholders, holders of shares of Common Stock that are not parties to this Agreement or otherwise). In addition, no Consenting Noteholder shall nominate or propose for election any director other than pursuant to the terms of this Agreement.

Section 2.4    Reimbursement of Expenses. The Company shall reimburse each Director for all reasonable and documented out-of-pocket expenses incurred in connection with such Director’s participation in the meetings of the Board or any committee of the Board, including all reasonable and documented travel, lodging and meal expenses.
Section 2.5    D&O Insurance. The Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to SVP and the Consenting Noteholders, and the Certificate of Incorporation and the Bylaws shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.
Section 2.6    Board Committees. The Board shall have three standing committees, consisting of the Audit Committee, Compensation Committee and the Strategy, Nominating and Governance Committee.
ARTICLE III
EFFECTIVENESS AND TERMINATION
Section 3.1    Effectiveness. Upon the Plan becoming effective, this Agreement shall thereupon be deemed to be effective (the “Effective Date”). However, to the extent the Plan does not become effective, the provisions of this Agreement shall be without any force or effect.
Section 3.2    Termination. This Agreement shall terminate upon the earlier to occur of (a) such time as the Consenting Noteholders in the aggregate no longer Beneficially Own Common Stock representing an Equity Percentage equal to or greater than 8% or (b) the delivery of written notice to the Company by all of the Consenting Noteholders, requesting the termination of this Agreement. Further, at such time as a particular Consenting Noteholder no longer Beneficially Owns any shares of Common Stock, all rights and obligations of such Consenting Noteholder under this Agreement shall terminate.
ARTICLE IV
MISCELLANEOUS
Section 4.1    Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been given hereunder when personally delivered, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in U.S. mail.
(a)    if to the Company, to:
Swift Energy Company
17001 Northchase Drive, Suite 100
Houston, Texas 77060
Fax:
Attention: Chris Abundis, Vice President, General Counsel and Secretary

With copy to:

Jones Day
222 E. 41st Street

New York, NY 10017
Fax: (212) 755-7306
Attention: Alex Gendzier

(b)    if to SVP or any SVP Designated Director or to the Consenting Noteholders or any Noteholder Designated Director, to the address set forth on the applicable signature page hereto, with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, TX 77002
Fax: (713) 835-3601
Attention: Matthew R. Pacey, P.C.

Section 4.2    Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 4.3    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.
Section 4.4    Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.
Section 4.5    Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.
Section 4.6    Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7    Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Principal Stockholders at their respective addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Section 4.8    Amendments; Waivers.
(a)    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, the Company and the Consenting Noteholders holding the majority of the outstanding Common Stock held by the Consenting Noteholders in the aggregate, or in the case of a waiver, by each of the parties against whom the waiver is to be effective.
(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 4.9    Transfer. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that each right to nominate or participate in the nomination of a Designated Director with respect to a share of Common Stock pursuant to this Agreement may be transferred by the holder of such right under this Agreement so long as the following conditions are satisfied: (1) the transferring party owns at least 8% of the outstanding stock at the date of the transfer, (2) the transfer consists of the transfer of all of the transferring party’s Common Stock and all of its rights under this Agreement and (3) the nomination rights contained in Section 2.2(a)(ii) shall only be transferable one time and only to a transferee that is not primarily in the business of operating oil and gas properties in the same geographic area as the business of the Company in the United States. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.
SWIFT ENERGY COMPANY
/s/ Terry E. Swift _________________

Name:	Terry E. Swift

Title:	Chief Executive Officer

[Swift Energy Company - Director Nomination Agreement]

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

Merril Lynch Pierce Fenner and Smith

/s/ Vincenzo Ruocco______________________

Name:	Vincenzo Ruocco

Title:	Vice President, US Corporate Actions
For notices pursuant to Section 4.1(b), deliver to:

Name:	US Corporate Actions
Attention:	Vincenzo Ruocco
Address:	222 Broadway, 11th Floor
New York, NY 10038
USA
Email:	BASCorporateActions@bofasecurities.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

/s/ Michael McCormick____________________

Name:	Michael McCormick

Title:	Chief Financial Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Whitebox Advisors LLC
Attention:	Sarah Bell
Address:	3033 Excelsior Blvd, Suite 300
Minneapolis

Email:	sbell@whiteboxadvisors.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

PINE RIVER BAXTER FUND LTD
By: Pine River Capital Management L.P.
Its: Investment Manager

/s/ Tim O’Brien ______________________

Name:	Tim O’Brien

Title:	General Counsel and Co-Chief Operating Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Pine River Capital Management L.P.
Attention:	Legal Department
Address:	601 Carlson Parkway, 7th Floor
Minnetonka, MN 55305

Email:	legal@prcm.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

PINE RIVER DEERWOOD FUND LTD
By: Pine River Capital Management L.P.
Its: Investment Manager

/s/ Tim O’Brien _________

Name:	Tim O’Brien

Title:	General Counsel and Co-Chief Operating Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Pine River Capital Management L.P.
Attention:	Legal Department
Address:	601 Carlson Parkway, 7th Floor
Minnetonka, MN 55305

Email:	legal@prcm.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

PINE RIVER FIXED INCOME MASTER
FUND LTD.
By: Pine River Capital Management L.P.
Its: Investment Manager

/s/ Tim O’Brien ______________________

Name:	Tim O’Brien

Title:	General Counsel and Co-Chief Operating Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Pine River Capital Management L.P.
Attention:	Legal Department
Address:	601 Carlson Parkway, 7th Floor
Minnetonka, MN 55305

Email:	legal@prcm.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

PINE RIVER MASTER FUND LTD.
By: Pine River Capital Management L.P.
Its: Investment Manager

/s/ Tim O’Brien ______________________

Name:	Tim O’Brien

Title:	General Counsel and Co-Chief Operating Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Pine River Capital Management L.P.
Attention:	Legal Department
Address:	601 Carlson Parkway, 7th Floor
Minnetonka, MN 55305

Email:	legal@prcm.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

LMA SPC FOR AND ON BEHALF OF MAP 89 SEGREGATED PORTFOLIO
By: Pine River Capital Management L.P.
Its: Investment Manager

/s/ Tim O’Brien ______________________

Name:	Tim O’Brien

Title:	General Counsel and Co-Chief Operating Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Pine River Capital Management L.P.
Attention:	Legal Department
Address:	601 Carlson Parkway, 7th Floor
Minnetonka, MN 55305

Email:	legal@prcm.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

Valo Group Offshore Fund, Ltd

/s/ John Licciardello _________________

Name:	John Licciardello

Title:	Managing Member of Valo Group, LLC
For notices pursuant to Section 4.1(b), deliver to:

Name:	Valo Group Fund, LP
Attention:	John Licciardello
Address:	2001 Market Street
Suite 2630
Philadelphia, PA 19103
Email:	jl@valogroup.com

/s/ Michael Lipsky________________________

Name:	Michael Lipsky
Title: PM
For notices pursuant to Section 4.1(b), deliver to:

Name:	Matlin Patterson Global Advisors LLC
Attention:	Patrick Mulhern/Diane Chien
Address:	520 Madison Ave, 35th Floor
New York, NY 10022

Email:	ops@matlinpatterson.com

_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

Name: ______________________________
Attention: ___________________________
Address: ____________________________
____________________________
____________________________
Email: ______________________________

/s/ Niklas Nordenfelt_____________________

Name:	Niklas Nordenfelt
Title: Sr. Portfolio Manager
For notices pursuant to Section 4.1(b), deliver to:

Name:	Wells Fargo Asset Management
Attention:	Michael Mallardi and Oscar Olivas
Address:	525 Market Street, 10th Floor
San Francisco, CA 94105

Email:	michael.j.mallardi@wellsfargo.com

_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

Name: ______________________________
Attention: ___________________________
Address: ____________________________
____________________________
____________________________
Email: ______________________________

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

/s/ Katherine L. Stewart

Name:	Katherine Stewart

Title:	Authorized Signatory
For notices pursuant to Section 4.1(b), deliver to:

Name:	Wells Fargo Bank, National Association
Attention:	Loan Trade Support
Address:	1525 West WT Harris Blvd.
Building 1B-1
Charlotte, NC 28262
Email:	LoanTradeSupport@wellsfargo.com

CONSENTING NOTEHOLDERS:

STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

/s/ Cory B. Nass _________________

Name:	Cory B. Nass

Title:	As General Counsel of Investment Advisor
For notices pursuant to Section 4.1(b), deliver to:

Name:	Kore Fund Ltd
Attention:	J. Gary Kosinski
Address:	1501 Corporate Drive, Suite 230
Boynton Beach, Florida 33426

Email:	gkosinski@KoreCapital.com

CONSENTING NOTEHOLDERS:

STRATEGIC VALUE PARTNERS, LLC
_____________________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

/s/ David Zirin _________________

Name:	David Zirin

Title:	Chief Operating Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Pentwater Capital Management LP
Attention:	David Zirin
Address:	614 Davis Street
Evanston, IL 60201

Email:	DZIRIN@PWCM.COM

CONSENTING NOTEHOLDERS:

STRATEGIC VALUE PARTNERS, LLC
_________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

BOF HOLDINGS IV, LLC

/s/ Richard Siegel _________________

Name:	Richard Siegel

Title:	Authorized Signatory
For notices pursuant to Section 4.1(b), deliver to:

Name:	Bayside Capital, Inc.
Attention:	Richard Siegal
Address:	1450 Brickell Ave., Floor 31
Miami, FL 33131

Email:

CONSENTING NOTEHOLDERS:

STRATEGIC VALUE PARTNERS, LLC
_________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

Pioneer Funds – U.S. High Yield
Pioneer Global High Yield Fund
ING Partners, Inc. – VY Pioneer High
Yield Portfolio______
Pioneer Multi-Asset Income Fund
Pioneer Dynamic Credit Fund
Pioneer Strategic Income Fund
Met Investors Series Trust – Pioneer Strategic Income Portfolio
Pioneer High Yield Fund
Pioneer High Yield VCT Portfolio
Pioneer Strategic Income VCT Portfolio
Pioneer Institutional Solutions – Credit Opportunities

By: Pioneer Investment Management, Inc.,
As adviser to each

/s/ William Taylor _________________

Name:	William Taylor

Title:	Vice President
Symetra Sub-Acct 193 Fund
Metropolitan Water Reclamation District Retirement Fund
PIA – Global High Yield Bond
Multi-Sector Fixed Income Fund LLC
Pioneer Multi-Sector Fixed Income Trust

By: Pioneer Institutional Asset Management, Inc., as adviser to each

/s/ Margaret C. Begley _________________

Name:	Margaret C. Begley

Title:	Vice President and Secretary

For notices pursuant to Section 4.1(b), deliver to:

Name:	William Taylor
Address:	60 State Street
Boston, MA 020109
Email:	William.taylor@pioneerinvestments.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

DW Catalyst Master Fund, Ltd.
By: DW Partners, L.P., its investment manager

/s/ Shawn Singh _________________

Name:	Shawn Singh

Title:	Authorized Signatory
For notices pursuant to Section 4.1(b), deliver to:

Name:	DW Catalyst Master Fund, Ltd. c/o DW Partners, LP.
Attention:	DW Legal
Address:	590 Madison Avenue
New York, NY 10022

Email:	Dw.legal@dwpartners.com

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
James Dougherty ______________

Name:	James Dougherty

Title:	Fund Chief Financial Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Strategic Value Partners LLC
Attention:	David Charnin, General Counsel
Address:	100 West Putnam Avenue
Greenwich
CT 06230
Email:	legalnotices@svpglobal.com
Fax:	203-618-3643

_________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

Name:
Attention:
Address:

Email:

CONSENTING NOTEHOLDERS:
STRATEGIC VALUE PARTNERS, LLC
_________________________
Name:
Title:
For notices pursuant to Section 4.1(b), deliver to:

HUTCHIN HILL CAPITAL PRIMARY FUND, LTD

By: Hutchin Hill Capital, LP, its investment manager

/s/ Scott A Kislin _________________

Name:	Scott A Kislin

Title:	Chief Legal Officer
For notices pursuant to Section 4.1(b), deliver to:

Name:	Hutchin Hill Capital, LP
Attention:	Legal
Address:	142 West 57th Street, 15th Floor
New York, NY 10019

Email:	legal@hutchinhill.com